                                                                    EXHIBIT 99.5

                         MASTER CAPITALIZATION AGREEMENT


         This Agreement is made as of ______________, 2004 among SAC HOLDING CO., a Pennsylvania corporation (the "COMPANY"), and each of the Investors signatory hereto (the "INVESTORS").

                                    PREAMBLE

         The Company was formed for the purpose of acquiring the stock of Sylvan, Inc. ("SYLVAN") pursuant to the terms of an Agreement and Plan of Merger dated as of November 16, 2003 (as the same may be amended, the "MERGER AGREEMENT") among Sylvan, the Company and Snyder Associated Companies, Inc. ("SNYDER"). The Investors desire to purchase certain securities of the Company with cash or shares of Sylvan common stock in order to provide financing for such acquisition. Therefore, the parties severally, and not jointly, agree as follows with the intent to be legally bound.

                                    AGREEMENT

         1. Purchase and Sale of Securities. On the Closing Date (defined below), the Company will sell to each Investor identified on Exhibit A, and each such Investor will purchase from the Company, the amount and type of shares of capital stock of the Company set forth beside such Investor's name on Exhibit A for the cash purchase price set forth on Exhibit A. Without limiting the generality of the foregoing, the Investors acknowledge that (a) pursuant to a Stock Purchase Agreement dated as of November 15, 2003 (the "STOCK PURCHASE AGREEMENT") among the Company, Snyder and Steel Partners II, L.P., the Company acquired 537,771 shares of Sylvan common stock for a purchase price of $6,587,694.75 ($12.25/share), which shares will be canceled in the Merger, (b) Snyder loaned the purchase price for such shares to the Company and (c) such loan was previously converted into shares of the Company's common stock at the rate of $12.25/share as a result of which Snyder currently owns 537,771 shares of the Company.

         2. Contribution of Securities. On the Closing Date, each Investor identified on Exhibit B shall contribute to the Company the shares of common stock of Sylvan the Investor owns identified on Exhibit B. Each such Investor shall receive, for each such share of Sylvan common stock contributed, one share of common stock of the Company. Such contribution shall be made pursuant to the Contribution Agreements in the forms attached hereto as Exhibit C-1 and C-2.

         3. Senior Subordinated Debt and Bridge Financing. At the Closing, Snyder shall make a loan to the Company in the amount of $26.5 million in the form of senior subordinated indebtedness pursuant to the Note Purchase Agreement and Senior Subordinated Promissory Note pursuant to documentation in substantially the forms of Exhibit D-1 and D-2 hereto. $20.5 million of such senior subordinated indebtedness is intended to be a bridge loan and will be due and payable no later than ten days following the closing of the Merger.

         4. The Closing. The closing of the transactions contemplated hereby (the "CLOSING") will take place at the offices of Cohen & Grigsby, P.C., 11 Stanwix Street, 15th Floor, Pittsburgh, Pennsylvania 15222 on such date as is required by the disbursing agent in the Merger in order for the Company to have funds available to pay the Merger consideration, as determined by the Company. The date when the Closing occurs is referred to herein as the "CLOSING DATE". At the Closing, the Company will deliver to each Investor certificates evidencing the number of shares being purchased by such Investor upon payment of the purchase price therefor in immediately available funds or contribution of shares of common stock of Sylvan, as the case may be. As soon as is practicable after the Closing, (a) the Company will be merged with and into Sylvan, with Sylvan to be the surviving corporation, in accordance with the terms of the Merger Agreement (the "MERGER"), (b) each Investor's shares of common stock of the Company will be exchanged for securities of Sylvan in accordance with the terms of the Merger Agreement and (c) each Investor will enter into a Stockholders Agreement in substantially the form previously agreed to. The date when the foregoing transactions occur is referred to as the "EFFECTIVE DATE".

         5. Restrictions on Transfer. The Investors acknowledge that the Securities have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or any applicable state securities laws, and may not be transferred in the absence of an effective registration statement under such laws except pursuant to an exemption from such laws. If Securities are being transferred pursuant to such an exemption, then the transferor will give prior written notice of such exemption to the Company, and the Company may request an opinion of the transferor's counsel as to the availability of such exemption, which opinion and counsel must be reasonably satisfactory to the Company. The Securities are also subject to restrictions on transfer as set forth in the Stockholders Agreement. Each certificate evidencing capital stock will bear a legend in the form specified in the Stockholders Agreement.

         6. Fees and Expenses. The Company (or, following the Merger, Sylvan) will (a) pay, or reimburse Snyder for, all reasonable fees and expenses that it incurs or has incurred in connection with the formation and capitalization of the Company and the transactions contemplated by the Transaction Documents and the Steel Partners Agreement (including the preparation and negotiation of such documents) and (b) pay to Snyder the sum of $60,000 as a reimbursement for its payment of the Seller Reimbursement under and as defined in the Steel Partners Agreement.

         7. Miscellaneous. This Agreement: (a) may be amended only by a writing signed by each of the parties; (b) may not be assigned, pledged or otherwise transferred, whether by operation of law or otherwise, without the prior consent of the other parties, except that an Investor may assign all or a portion of his or its rights hereunder to a Permitted Transferee (as defined in the Stockholders Agreement) so long as such transferee joins this Agreement as an Investor and the Stockholders Agreement as a Stockholder; provided, that no such assignment will relieve the transferring Investor of his or its obligation to purchase Securities hereunder except with respect to Securities actually purchased by such transferee; (c) may be executed in several counterparts, each of which is deemed an original but all of which constitute one and the same instrument; (d) contains the entire agreement of the parties with respect to the transactions contemplated hereby and supersedes all prior written and oral agreements, and all contemporaneous oral agreements, relating to such transactions; (e) is governed by, and will be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to any conflict of laws rules; and (f) is binding upon, and will inure to the benefit of, the parties and their respective heirs, successors and permitted assigns.

                SIGNATURE PAGE TO MASTER CAPITALIZATION AGREEMENT


                                        COMPANY

                                        SAC HOLDING CO.


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                        INVESTORS:

                                        SNYDER ASSOCIATED COMPANIES, INC.


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                        TC SNYDER FAMILY LIMITED PARTNERSHIP


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                        ----------------------------------------
                                        David E. Snyder


                                        DAVID E. SNYDER AND SANDRA J. SNYDER
                                        JOINT TENANTS BY THE ENTIRETIES



                                        ----------------------------------------
                                        David E. Snyder


                                        ----------------------------------------
                                        Sandra J. Snyder

                                        WESTMONT LIMITED PARTNERSHIP


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        MARK A. SNYDER REVOCABLE TRUST DATED
                                        1/4/99


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        CHARLES H. SNYDER, JR. SECOND AMENDED
                                        AND RESTATED REVOCABLE TRUST AGREEMENT
                                        DATED 2/16/00


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        RIDGEPOINT HOLDINGS LIMITED PARTNERSHIP


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------



                                        ----------------------------------------
                                        Dennis C. Snyder

                                        MAVERICK HOLDINGS LIMITED PARTNERSHIP


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        RICHARD G. SNYDER SECOND AMENDED AND
                                        RESTATED REVOCABLE TRUST DATED 12/13/95


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        NEAR L.P.

                                        By:  EARN, LLC


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                                                       EXHIBIT A

                           INVESTORS CONTRIBUTING CASH



----------------------------------------------------------------------------------------------------------------------
                                                                                          SHARES OF SAC HOLDINGS, INC.
NAME OF INVESTOR                                                          CASH                           TO BE ISSUED
----------------------------------------------------------------------------------------------------------------------
Snyder Associated Companies, Inc.                                  $28,217,424*                             2,303,463
----------------------------------------------------------------------------------------------------------------------
TC Snyder Family Limited Partnership                                  $625,000                                 51,020
----------------------------------------------------------------------------------------------------------------------
David E. Snyder and Sandra J. Snyder joint tenants by
entirety                                                              $625,000                                 51,020
----------------------------------------------------------------------------------------------------------------------
Westmont Limited Partnership                                          $625,000                                 51,020
----------------------------------------------------------------------------------------------------------------------
Ridgepoint Holdings Limited Partnership                               $875,000                                 71,429
----------------------------------------------------------------------------------------------------------------------
Maverick Holdings Limited Partnership                                 $375,000                                 30,612
----------------------------------------------------------------------------------------------------------------------
Richard G. Snyder Second Amended and Restated Revocable
Trust dated 12/13/95                                                  $625,000                                 51,020
----------------------------------------------------------------------------------------------------------------------
NEAR L.P.                                                           $1,000,000                                 81,633
----------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT B


                          INVESTORS CONTRIBUTING STOCK



----------------------------------------------------------------------------------------------------------------------
                                                                                          SHARES OF SAC HOLDINGS, INC.
NAME OF INVESTOR                                                 SYLVAN SHARES                            TO BE ISSUED
----------------------------------------------------------------------------------------------------------------------
David E. Snyder                                                         15,300                                 15,300
----------------------------------------------------------------------------------------------------------------------
Mark A. Snyder Revocable Trust dated 1/4/99                              1,000                                  1,000
----------------------------------------------------------------------------------------------------------------------
Charles H. Snyder, Jr. Second Amended and
Restated Revocable Trust Agreement dated 2/16/00                         2,500                                  2,500
----------------------------------------------------------------------------------------------------------------------
Dennis C. Snyder                                                         1,000                                  1,000
----------------------------------------------------------------------------------------------------------------------